Exhibit 10.20

Execution Version

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Pledge Agreement”) is entered into as of May 3, 2019 by and among NS US Holdings, Inc., a Delaware corporation (“Pledgor”), and Rock Cliff Capital LLC (together with its successors and assigns, “Lender”), in its capacity as lender party to the Loan Agreement referred to below.

PRELIMINARY STATEMENT

Herbal Brands, Inc., a Delaware corporation and wholly-owned Subsidiary of Pledgor (the “Borrower”) and Lender are entering into a Loan and Security Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Pledgor is entering into this Pledge Agreement in order to induce Lender to enter into and extend credit to the Borrower under the Loan Agreement and to secure the Obligations.

ACCORDINGLY, Pledgor and Lender hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Terms Defined in Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Pledge Agreement are used herein as defined in the UCC.

1.3 Definitions of Certain Terms Used Herein. As used in this Pledge Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Article” means a numbered article of this Pledge Agreement, unless another document is specifically referenced.

“Closing Date” means the date of the Loan Agreement.

“Collateral” shall have the meaning set forth in Article II.

“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, Section 9-106 of Article 9 of the UCC.

“Equity Interests” means with respect to any Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in such Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Event of Default” means an event described in Section 5.1.

“Exhibit” refers to a specific exhibit to this Pledge Agreement, unless another document is specifically referenced.

“Liabilities” mean all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Pledged Collateral” means (a) the Equity Interests in Borrower owned by Pledgor set forth on Exhibit B hereto and (b) all additional or substitute Equity Interests of any class from time to time issued by Borrower to Pledgor, the certificates representing such additional or substitute Equity Interests and all Stock Rights related thereto.

“Section” means a numbered section of this Pledge Agreement, unless another document is specifically referenced.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which Pledgor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Pledgor hereby pledges, assigns and grants to Lender a security interest in all of its right, title and interest in, to and under the following property and assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of Pledgor (including under any trade name or derivations thereof), and regardless of where located (all of which will be collectively referred to as the “Collateral”):

(i) all Pledged Collateral; and

(ii) all proceeds (including Stock Rights) of the foregoing, together with all books and records, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants to Lender that:

3.1 Title, Authorization, Validity, Enforceability, Perfection and Priority. Pledgor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens, and has full power and authority to grant to Lender the security interest in the Collateral pursuant hereto. The execution and delivery by Pledgor of this Pledge Agreement has been duly authorized by proper corporate proceedings of Pledgor, and this Pledge Agreement constitutes a legal valid and binding obligation of Pledgor and creates a security interest which is enforceable against Pledgor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against Pledgor in the office of the Secretary of State of the State of Delaware, Lender will have a fully perfected security interest in that Collateral of Pledgor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).

3.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of Pledgor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3 Principal Location. Pledgor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; Pledgor has no other places of business except those set forth in Exhibit A.

3.4 Exact Names. Pledgor’s name in which it has executed this Pledge Agreement is the exact name as it appears in Pledgor’s organizational documents, as amended, as filed with Pledgor’s jurisdiction of organization.

3.5 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming Pledgor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreement naming Lender as the secured party.

3.6 Pledged Collateral.

(a) Exhibit B sets forth a complete and accurate list of all of the Pledged Collateral owned by Pledgor. Pledgor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit B as being owned by Pledgor, free and clear of any Liens, except for the security interest granted to Lender. Pledgor further represents and warrants that (i) all Pledged Collateral owned by Pledgor has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non assessable, and (ii) with respect to any certificates delivered to Lender representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, Pledgor has so informed Lender so that Lender may take steps to perfect its security interest therein as a General Intangible.

(b) In addition, (i) none of the Pledged Collateral owned by Pledgor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to the Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of this Pledge Agreement by Pledgor, or for the exercise by Lender of the voting or other rights provided for in this Pledge Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) Pledgor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral.

ARTICLE IV
COVENANTS

From the date of this Pledge Agreement and thereafter until this Pledge Agreement is terminated pursuant to the terms hereof, Pledgor hereby agrees that:

4.1 General.

(a) Collateral Records. Pledgor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to Lender, such reports relating to such Collateral as Lender shall from time to time reasonably request.

(b) Authorization to File Financing Statements; Ratification. Pledgor hereby authorizes Lender to file, and if requested will deliver to Lender, all financing statements or amendments thereto, and other documents and take such other actions as may from time to time be reasonably requested by Lender in order to maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral. Any financing statement filed by Lender may be filed in any filing office in any UCC jurisdiction and may (i) indicate Pledgor’s Collateral by any description which reasonably approximates the description contained in this Pledge Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Pledgor is an organization, the type of organization and any organization identification number issued to Pledgor. Pledgor also agrees to furnish any such information described in the foregoing sentence to Lender promptly upon written request.

(c) Further Assurances. Pledgor will, if so requested by Lender, furnish to Lender, as often as reasonably Lender requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with the Collateral as Lender may reasonably request, all in such detail as Lender may reasonably specify. Pledgor also agrees to take any and all actions necessary or desirable to defend title to the Collateral against all Persons and to defend the security interest of Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d) Disposition of Collateral. Pledgor will not sell, lease or otherwise dispose of the Collateral.

(e) Liens. Pledgor will not create, incur, or suffer to exist any Lien on the Collateral except the security interest created in favor of Lender by this Pledge Agreement.

(f) Other Financing Statements. Pledgor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by Pledgor, except for financing statements naming Lender as the secured party. Pledgor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender, subject to Pledgor’s rights under Section 9-509(d)(2) of the UCC.

(g) Compliance with Terms. Pledgor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

4.2 Delivery of Securities, and Documents. Pledgor will (a) deliver to the Lender promptly upon execution of this Pledge Agreement the originals of all Securities constituting Collateral owned by it (if any then exist), (b) hold in trust for Lender upon receipt and promptly thereafter deliver to Lender any Securities constituting Collateral, (c) upon Lender’s request, deliver to Lender (and thereafter hold in trust for Lender upon receipt and promptly deliver to Lender) any Document evidencing or constituting Collateral.

4.3 Intentionally Omitted.

4.4 Pledged Collateral.

(a) Changes in Capital Structure of Issuers. Pledgor will not (i) permit or suffer Borrower to dissolve, merge, liquidate, reduce Borrower’s capital, sell or encumber all or substantially all of Borrower’s assets or permit Borrower to merge or consolidate with any other entity, or (ii) vote any such Pledged Collateral in favor of any of the foregoing, in each case in a manner inconsistent with the Loan Agreement, or (iii) retire Pledgor’s Equity Interests in Borrower or other Securities evidencing ownership in Borrower.

(b) Issuance of Additional Securities. Pledgor will not permit or suffer Borrower to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to Pledgor.

(c) Registration of Pledged Collateral. Pledgor will permit any registerable Pledged Collateral to be registered in the name of Lender or its nominee at any time at the option of Lender.

(d) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, Pledgor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Pledge Agreement, the Loan Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of Lender in respect of such Pledged Collateral.

(ii) Pledgor will permit Lender or its nominee at any time after the occurrence of an Event of Default, upon written notice by Lender to Pledgor, to exercise all voting rights or other rights relating to the Pledged Collateral owned by Pledgor, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest constituting Pledged Collateral as if Lender or its nominee, as applicable, were the absolute owner thereof.

(iii) Pledgor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by Pledgor to the extent not in violation of the Loan Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien in favor of Lender created by this Pledge Agreement.

(iv) All Excluded Payments and all other distributions in respect of any of the Pledged Collateral owned by Pledgor, whenever paid or made, shall be delivered to Lender to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

(e) Intentionally Omitted.

4.5 No Interference. Pledgor agrees that it will not interfere with any right, power and remedy of Lender provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Lender or the other Secured Parties of any one or more of such rights, powers or remedies.

4.6 Change of Name or Location. Promptly (and in no event later than ten (10) days) after the occurrence thereof, Pledgor shall notify Lender in writing of a (a) change in its name as it appears in official filings in the state of its incorporation or organization, (b) change in its chief executive office, principal place of business, mailing address, or the location of its records concerning the Collateral as set forth in this Pledge Agreement, (c) change in the type of entity that it is, (d) change in its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change in its state of incorporation or organization.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a) Any representation or warranty made by Pledgor in this Pledge Agreement shall be materially false as of the date on which made;

(b) Intentionally Omitted;

(c) Pledgor shall fail to observe or perform any of the terms or provisions of this Pledge Agreement (other than a breach which constitutes an Event of Default under any other Section of this Article V), and such failure shall continue unremedied for a period of fifteen (15) Business Days after the receipt by Pledgor of notice thereof from Lender; or

(d) The occurrence of any “Event of Default” under, and as defined in, the Loan Agreement.

5.2 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Lender may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Pledge Agreement, the Loan Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to Lender prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) [intentionally omitted];

(iv) [intentionally omitted];

(v) in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and shall take place at Lender’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as Lender may deem commercially reasonable; and

(vi) concurrently with written notice to the applicable Pledgor, (A) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, provided, that after any such Event of Default has been waived in accordance with the provisions of the Loan Agreement and to the extent Lender has exercised its rights under this clause, Lender shall, promptly after the request of Pledgor, cause the Pledged Collateral to be transferred to, or request that the Pledged Collateral is registered in the name of, the Pledgor to the extent it or its nominees holds an interest in the Pledged Collateral at such time, (B) exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, (C) exercise the voting and all other rights as a holder with respect thereto, (D) to collect and receive all cash dividends, interest, principal and other distributions made thereon, and (E) to otherwise act with respect to the Pledged Collateral as though Lender was the outright owner thereof.

(b) Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption Pledgor hereby expressly releases.

(d) Until Lender is able to effect a sale, lease, or other disposition of Collateral, Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Lender’s remedies (for the benefit of Lender), with respect to such appointment without prior notice or hearing as to such appointment.

(e) [intentionally omitted].

(f) Notwithstanding the foregoing, Lender shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, Pledgor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Pledgor recognizes that Lender may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Pledgor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit Pledgor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Pledgor and the issuer would agree to do so.

5.3 Pledgor’s Obligations Upon Event of Default. Upon the request of Lender after the occurrence of an Event of Default, Pledgor will:

(a) assemble and make available to Lender the Collateral and all books and records relating thereto at Pledgor’s premises; and

(b) permit Lender, by Lender’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, and to remove all or any part of the Collateral or the books and records relating thereto, or both, without any obligation to pay Pledgor for such use and occupancy.

ARTICLE VI

ATTORNEY IN FACT; PROXY

6.1 Authorization for Lender to Take Certain Action.

(a) Pledgor irrevocably authorizes Lender at any time and from time to time in the sole discretion of Lender and appoints Lender as its attorney-in-fact (i) to endorse and collect any cash proceeds of the Collateral, (ii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Lender’s security interest in the Collateral, (iii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral, and (iv) to do all other acts and things necessary to carry out this Pledge Agreement; and Pledgor agrees to promptly reimburse Lender for any payment made or any expense incurred by Lender in connection with any of the foregoing in accordance with Section 7.3; provided that, this authorization shall not relieve Pledgor of any of its obligations under this Pledge Agreement or under the Loan Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Lender under this Section 6.1 are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender agrees that, except for the powers granted in Section 6.1(a)(ii) and (iv), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.2 Proxy. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS LENDER AS ITS PROXY AND ATTORNEY IN FACT (AS SET FORTH IN SECTION 6.1 ABOVE) OF PLEDGOR WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF LENDER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.

6.3 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF LENDER AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS PLEDGE AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF LENDER, ANY OF ITS AFFILIATES, OR ANY OF ITS OR ITS AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO SUCH PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

GENERAL PROVISIONS

7.1 Waivers. Pledgor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Pledgor, addressed as set forth in Article IX, at least ten (10) Business Days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, Pledgor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, Pledgor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Pledge Agreement, or otherwise. Except as otherwise specifically provided herein, Pledgor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Pledge Agreement or any Collateral.

7.2 Limitation on Lender’s Duty with Respect to the Collateral. Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Lender shall have no other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

7.3 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, Lender may perform or pay any obligation which Pledgor has agreed to perform or pay in this Pledge Agreement and Pledgor shall reimburse Lender for any amounts reasonably paid by Lender pursuant to this Section 7.3. Pledgor’s obligation to reimburse Lender pursuant to the preceding sentence shall be paid to Lender not later than fifteen (15) days after Pledgor’s receipt of written notice of such payment by Lender.

7.4 Specific Performance of Certain Covenants. Pledgor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.2, 4.4, 4.6, 5.3, or 7.6 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Lender to seek and obtain specific performance of other obligations of Pledgor contained in this Pledge Agreement, that the covenants of Pledgor contained in the Sections referred to in this Section 7.4 shall be specifically enforceable against Pledgor.

7.5 Dispositions Not Authorized. Pledgor is not authorized to sell or otherwise dispose of the Collateral and notwithstanding any course of dealing between Pledgor and Lender or other conduct of Lender, no authorization to sell or otherwise dispose of the Collateral shall be binding upon Lender unless such authorization is in writing signed by Lender.

7.6 No Waiver; Amendments; Cumulative Remedies. No failure or delay by Lender in exercising any right or power under this Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by Pledgor therefrom shall in any event be effective unless in writing signed by Lender and then only to the extent in such writing specifically set forth.

7.7 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Pledge Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Pledge Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Pledge Agreement are declared to be severable.

7.8 Reinstatement. This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.9 Benefit of Agreement. The terms and provisions of this Pledge Agreement shall be binding upon and inure to the benefit of Pledgor, Lender and their respective successors and assigns (including all Persons who become bound as a debtor to this Pledge Agreement), except that Pledgor shall not have the right to assign its rights or delegate its obligations under this Pledge Agreement or any interest herein, without the prior written consent of Lender. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Lender hereunder.

7.10 Survival of Representations. All representations and warranties of Pledgor contained in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement.

7.11 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Pledge Agreement shall be paid by Pledgor, together with interest and penalties, if any. Pledgor shall reimburse Lender for any and all reasonable out of pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Lender) paid or incurred by Lender in connection with the preparation, execution, delivery, administration, collection and enforcement of this Pledge Agreement and, to the extent provided in the Loan Agreement in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the reasonable expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by Pledgor in the performance of actions required pursuant to the terms hereof shall be borne solely by Pledgor.

7.12 Headings. The title of and section headings in this Pledge Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Pledge Agreement.

7.13 Termination. This Pledge Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Loan Agreement has terminated pursuant to its express terms and (ii) all of the Obligations have been paid in full.

7.14 Entire Agreement. This Pledge Agreement and the other Loan Documents embody the entire agreement and understanding between Pledgor and Lender relating to the Collateral and supersedes all prior agreements and understandings between Pledgor and Lender relating to the Collateral.

7.15 CHOICE OF LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

7.16 CONSENT TO JURISDICTION. Pledgor and Lender hereby submit to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Pledge Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Pledgor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Pledgor hereby waives (to the extent permitted by law) any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Pledgor hereby waives (to the extent permitted by law) personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Pledgor at the address set forth in Exhibit A, or subsequently provided by Pledgor in accordance with, Section 8.2 of this Pledge Agreement and that service so made shall be deemed completed upon Borrower’s actual receipt thereof.

7.17 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.

7.18 Counterparts. This Pledge Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Pledge Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Pledge Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Pledge Agreement.

ARTICLE VIII
NOTICES

8.1 Sending Notices. Any notice required or permitted to be given under this Pledge Agreement must be in writing and be personally delivered or sent by overnight delivery, certified mail (postage prepaid and return receipt requested), facsimile or email to the addresses and numbers set forth on the signature pages to this Pledge Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (with transmission confirmation); and notices sent by email shall be deemed to have been given upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if a facsimile or email is given after 5:00 PM (EST), it shall be deemed to have been given at the opening of business on the next business day for the recipient.

8.2 Change in Address for Notices. Pledgor and Lender may change the address for service of notice upon it by a notice in writing to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, Pledgor and Lender have executed this Pledge Agreement as of the date first above written.

PLEDGOR:

NS US HOLDINGS, INC.

By:	/s/ Kyle Detwiler
Name:	Kyle Detwiler
Title:	Chief Executive Officer

Address:
489 Fifth Avenue, 27th Floor
New York, NY 10017
Facsimile: N/A
Email (send to all): jeremy@northernswan.com,
kyle@northernswan.com, and
chris@northernswan.com

LENDER:

ROCK CLIFF CAPITAL LLC
as Lender

By:	/s/ Justin Korsant
Name:	Justin Korsant
Title:	Authorized Signatory

Address:

412 West 15th Street, 14th Floor New York, New York 10011

Facsimile:
Email:

[Signature Page to Pledge Agreement]

EXHIBIT A

NOTICE ADDRESS FOR PLEDGOR

NS US Holdings, Inc.

c/o Kyle Detwiler

33 Irving Place, Suite 9022

New York, New York 10003

Attention: Kyle Detwiler

Email (send to all): jeremy@northernswan.com,

kyle@northernswan.com, and chris@northernswan.com

INFORMATION AND COLLATERAL LOCATIONS OF

I.	Name of Pledgor: NS US Holdings, Inc.

(a)	Prior Legal Name(s): N/A

II.	State of Incorporation or Organization: Delaware

III.	Type of Entity: corporation

IV.	Organizational Number assigned by State of Incorporation or Organization: 6491425

V.	Federal Tax Identification Number: 82-2314618

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

33 Irving Place, Ste. 9022

New York, NY 10003

Attention: Kyle Detwiler, CEO

EXHIBIT B

LIST OF PLEDGED COLLATERAL

STOCKS

Name of Pledgor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares
NS US Holdings, Inc.	Herbal Brands, Inc.	1	100	Common	100%